AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 13, 2003

Registration No. 333-_____

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ARROW FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

NEW YORK

    22-2448962

     (State or other jurisdiction of

(I.R.S. Employer

      incorporation or organization)

Identification No.)

250 GLEN STREET

GLENS FALLS, NEW YORK

        12801

(Address of Principal Executive Offices)       (Zip Code)

ARROW FINANCIAL CORPORATION DIRECTORS' STOCK PLAN

(Full title of the Plan)

THOMAS L. HOY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ARROW FINANCIAL CORPORATION

250 GLEN STREET

GLENS FALLS, NEW YORK  12801

(Name and address of agent for service)

(518) 745-1000

(Telephone number, including area

code, of agent for service)

Copies of all correspondence to:

THOMAS B. KINSOCK, ESQ.

Stinson Morrison Hecker LLP

100 South Fourth Street, Suite 700

St. Louis, Missouri  63102

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock $1.00 par value per share	15,000	$27.15	$407,250	$32.95

(1)

Represents the maximum number of additional shares of Common Stock available for issuance under the Arrow Financial Corporation Directors' Stock Plan.  The Registrant previously filed with the Securities and Exchange Commission on June 25, 1999, a Registration Statement on Form S-8 (Reg. No. 333-81519) relating to securities offered under the Directors' Stock Plan.  Includes, for each share of Common Stock, one attached share purchase right, pursuant to the Registrant's Rights Agreement, dated as of April 30, 1997.

(2)

Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, the proposed maximum offering price and registration fee are based on the bid and asked prices per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market on November 11, 2003.

(3)

The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.00809% of $407,250, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on June 25, 1999, a Registration Statement on Form S-8 (Registration No. 333-81519) relating to securities offered under the Arrow Financial Corporation Directors' Stock Plan.  The contents of such previously filed Registration Statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.

Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)

The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)

All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(c)

The description of the Registrant's common stock which is contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.

Exhibits

The following additional exhibits are filed as part of this Registration Statement or incorporated by reference herein.

Exhibit

Description

4.1

Rights Agreement, dated as of May 1, 1997, between the Registrant and Glens Falls National Bank and Trust Company, as Rights Agent, incorporated herein by reference from the Registrant's Registration Statement on Form 8-A, dated May 16, 1997, Exhibit 4.

5.1

Opinion of Stinson Morrison Hecker LLP.

23.1

Consent of KPMG LLP, Certified Public Accountants.

23.2

Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

24.1

Power of Attorney (included on signature page of the Registration Statement).

99.1

Arrow Financial Corporation Directors' Stock Plan, as amended.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glens Falls, State of New York, on July 30, 2003.

ARROW FINANCIAL CORPORATION

By:

 /s/ Thomas L. Hoy

Thomas L. Hoy

President and

Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arrow Financial Corporation hereby severally and individually constitute and appoint Thomas L. Hoy and John J. Murphy and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Thomas L. Hoy Thomas L. Hoy	President, Chief Executive Officer and Director	July 30, 2003
/s/ John J. Murphy John J. Murphy	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 30, 2003
/s/ Jan-Eric O. Bergstedt Jan-Eric O. Bergstedt	Director	July 30, 2003
/s/ John J. Carusone, Jr. John J. Carusone, Jr.	Director	July 30, 2003
/s/ Gary C. Dake Gary C. Dake	Director	July 30, 2003
/s/ Mary-Elizabeth T. FitzGerald Mary-Elizabeth T. FitzGerald	Director	July 30, 2003
/s/ Kenneth C. Hopper, M.D. Kenneth C. Hopper, M.D.	Director	July 30, 2003
/s/ David G. Kruczlnicki David G. Kruczlnicki	Director	July 30, 2003
/s/ Elizabeth O'C. Little Elizabeth O'C. Little	Director	July 30, 2003
/s/ Michael F. Massiano Michael F. Massiano	Director	July 30, 2003
/s/ David L. Moynehan David L. Moynehan	Director	July 30, 2003
/s/ Richard J. Reismanm, D.M.D. Richard J. Reismanm, D.M.D.	Director	July 30, 2003

FORM S-8

ARROW FINANCIAL CORPORATION

EXHIBIT INDEX

Exhibit

Number

Description

4.1

Rights Agreement, dated as of May 1, 1997, between the Registrant and Glens Falls National Bank and Trust Company, as Rights Agent, incorporated herein by reference from the Registrant's Registration Statement on Form 8-A, dated May 16, 1997, Exhibit 4.

5.1

Opinion of Stinson Morrison Hecker LLP.

23.1

Consent of KPMG LLP, Certified Public Accountants.

23.2

Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

24.1

Power of Attorney (included on signature page of the Registration Statement).

99.1

Arrow Financial Corporation Directors' Stock Plan, as amended.